UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the security holders of the Company was held on August 12, 2011. Total shares eligible to vote were 9,799,179. A total of 7,167,208 shares (73%) were represented by shareholders in attendance or by proxy. At the meeting, the security holders of the Company took the following actions and cast the following votes:

1.	Security holders elected the following persons as directors of the Company

George G. Andrews	(for – 6,772,608; against – 394,600; withheld – 0)
Charles W. Harrison	(for – 6,611,208; against – 556,000; withheld – 0)
Marian S. Jordan	(for – 3,278,996; against – 3,888,212; withheld – 0)
Roy W. Sweat	(for – 6,610,408; against – 556,800; withheld – 0)
William Thomas	(for – 6,771,808; against – 395,400; withheld – 0)
Cordy T. Vivian	(for – 6,876,208; against – 291,000; withheld – 0)
Shelby R. Wilkes	(for – 4,426,448; against – 2,740,760; withheld – 0)
Tarlee W. Brown	(for – 6,626,608; against – 540,600; withheld – 0)
John T. Harper	(for – 3,278,996; against – 3,888,212; withheld – 0)
Pratape Singh	(for – 6,893,808; against – 273,400; withheld – 0)
Gloria Campbell D’Hue	(for – 426,400; against – 0; withheld – 0)
Bob Holmes	(for – 265,800; against – 0; withheld – 0)

2.	The shareholders approved the Advisory (non-binding) Vote on Executive Compensation with a final vote count as follows:

For	Against	Abstain
5,755,960	1,197,840	213,408

3.	The shareholders approved an Annual Frequency of Shareholder Advisory (non-binding) Vote on Executive Compensation with a final vote count as follows:

1 Year	2 Years	3 Years	Abstain
2,661,248	475,728	3,051,808	978,424

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE: August 16, 2011	By:	/s/ George G. Andrews
		Name:	George G. Andrews
		Title:	President and Chief Executive Officer